                          REAL ESTATE SALE AGREEMENT
                          --------------------------

     THIS REAL ESTATE SALE AGREEMENT (this "Agreement") is made as of the ___ day of January, 1998, by and between FIRST CAPITAL INCOME PROPERTIES, LTD. - SERIES IX, a Florida limited partnership ("Seller"), with an office at Two North Riverside Plaza, Suite 600, Chicago, Illinois 60606, and KRC Acquisition Corp., ("Purchaser"), a Delaware corporation, with an office at 3333 New Hyde Park Road, P.O. Box 5020, New Hyde Park, New York 11042-0020.

                                   RECITALS
                                   --------

     A. Seller is the owner of a certain parcel of real estate (the "Real Property") in the City of West Melbourne, County of Brevard, State of Florida, which parcel is more particularly described in attached Exhibit A, and upon which is located at a shopping mall commonly known as "Shoppes of West Melbourne".

     B. Seller desires to sell to Purchaser, and Purchaser desires to purchase from Seller, the Property (as such term is hereinafter defined), each in accordance with and subject to the terms and conditions set forth in this Agreement.

     THEREFORE, in consideration of the above Recitals, the mutual covenants and agreements herein set forth and the benefits to be derived therefrom, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Purchaser and Seller agree as follows:

     1.   PURCHASE AND SALE
          -----------------

          Subject to and in accordance with the terms and conditions set forth in this Agreement, Purchaser shall purchase from Seller and Seller shall sell to Purchaser the Real Property, together with:

               (i) all buildings and improvements owned by Seller and any and all of Seller's rights, easements, licenses and privileges presently thereon or appertaining thereto;

               (ii) any land lying in the bed of any open street, road or avenue adjoining the Real Estate, any strips or gores adjoining the Real Estate and all appurtenances and hereditaments appertaining to the Real Estate, all to the extent owned by Seller and to the extent same are transferable;

               (iii) Seller's right, title and interest in and to the leases (the "Leases") affecting the Property or any part thereof;

               (iv) all furniture, furnishings, fixtures, equipment, maintenance vehicles, tools and other tangible personalty owned by Seller, located on the Property and used in connection therewith (collectively, the "Tangible Personal Property");

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

               (v) all right, title and interest of Seller under any and all of the maintenance, service, advertising and other like contracts and agreements with respect to the ownership and operation of the Property (the "Service Contracts");

               (vi) all right, title and interest of Seller, if any, and to the extent assignable and in Seller's possession, under any architectural and engineering drawings, renderings, and specifications pertaining to the Real Estate and the buildings and improvements currently located thereon;

               (vii) all right, title and interest of Seller, if any, and to the extent assignable, in any license, permits, warranties pertaining exclusively to the Real Estate and the buildings and improvements currently located thereon; and

               (viii) all trade or assumed names and trade logos, if any, and to the extent assignable, used by Seller exclusively in the operation of the Shoppes of West Melbourne.

     all to the extent applicable to the period from and after the Closing (as such term is hereinafter defined). Items (i) through (vi) above, together with the Real Property, are collectively referred to in this Agreement as the "Property". All of the foregoing expressly excludes (i) all property owned by tenants or other users or occupants of the Property, and (ii) all rights with respect to any refund of taxes applicable to any period prior to the "Closing Date" (as defined herein), subject to Seller's obligations under (S)4(c)(ii) and 4(c)(iii) hereafter.

     2.   PURCHASE PRICE
          --------------

          The purchase price to be paid by Purchaser to Seller for the Property is Eleven Million Dollars ($11,000,000) (the "Purchase Price"). The Purchase Price shall be paid as follows:

          A.   Earnest Money.
               -------------

               (i) Upon execution of this Agreement by Purchaser, Purchaser shall deliver to Diane Nelson of the Chicago, Illinois office of Chicago Title Insurance Company ("Escrowee") earnest money in the sum of Two Hundred Thousand Dollars ($200,000), together with any interest earned thereon net of investment costs, are referred to in this Agreement as the "Earnest Money". The Earnest Money shall be invested as Seller and Purchaser so direct. Any and all interest earned on the Earnest Money shall be reported to Purchaser's federal tax identification number.

               (ii) If the transaction closes in accordance with the terms of this Agreement, at Closing, the Earnest Money shall be delivered by Escrowee to Seller as partial payment of the Purchase Price. If the transaction fails to close due to a default on the part of Purchaser, the Earnest Money shall be delivered by Escrowee to Seller in accordance with and as provided by Section 7(B) below. If the transaction fails to close due to a default on the part of Seller, the Earnest Money shall be delivered by Escrowee to Purchaser, and Purchaser shall have the remedy provided for in Section 7(A) below.

          B. Cash at Closing. At Closing, Purchaser shall pay to Seller, by wire transferred current federal funds, an amount equal to the Purchase Price, minus the sum of the Earnest Money which Seller receives at Closing from the Escrowee, and plus or minus, as the case may require, the closing prorations and adjustments to be made pursuant to Section 4(C) below.

     3.  EVIDENCE OF TITLE
         -----------------

          A. Title Commitment. Seller shall, within twenty (20) days after the date of this Agreement, obtain and cause to be delivered to Purchaser a current (that is, effective within thirty (30) days prior to the date of this Agreement) commitment for an ALTA Owner's Title Insurance Policy (the "Title Commitment"), in the amount of the Purchase Price, issued by Chicago Title Insurance Company of Chicago, Illinois (the "Title Insurer"). At Closing, the conveyance of the Property to Purchaser shall be made subject only to those exceptions to title which are more fully described on attached Exhibit B and exceptions to title which become Permitted Exceptions pursuant to this Section 3 (collectively, the "Permitted Exceptions").

          B. Survey. Seller shall, within thirty (30) days after the date of this Agreement, deliver to Purchaser a survey (the "Survey") of the Real Property prepared by a surveyor licensed in the State of Florida in accordance with the Minimum Standard Requirements for Land Title Surveys (as jointly established and adopted in 1992 by the American Land Title Association and American Congress on Surveying and Mapping) for an "Urban ALTA/ACSM Land Title Survey" (as defined therein), and certified as being prepared after the date hereof.

          C. Review of Title Commitment and Survey. If the Title Commitment or Survey disclose exceptions to title other than those Permitted Exceptions which are noted on attached Exhibit B, then Purchaser shall have until 5:00 p.m. (Chicago, Illinois time) on the tenth (10th) day after its receipt of the last of the Title Commitment and the Survey within which to notify Seller of any such exceptions to title to which Purchaser objects. If any additional exceptions to title not disclosed in the Title Commitment arise between the date of the Title Commitment, the Survey and the Closing, Purchaser shall have five (5) days after its receipt of notice of same within which to notify Seller of any such exceptions to title to which Purchaser objects. Any such exceptions to title not objected to by Purchaser as aforesaid shall become Permitted Exceptions. If Purchaser objects to any such exceptions to title, Seller shall have until Closing (but in any event at least fifteen [15] days after it receives notice of Purchaser's objection(s)) to remove such exceptions to title by waiver or endorsement by the Title Insurer. If Seller fails to remove any such exceptions to title as aforesaid, Purchaser may, as its sole and exclusive remedy, terminate this Agreement and obtain a return of the Earnest Money. If Purchaser does not elect to terminate this Agreement, Purchaser shall consummate the Closing and accept title to the Property subject to all such exceptions to title (in which event, all such exceptions to title shall be deemed "Permitted Exceptions"). Notwithstanding anything to the contrary contained herein, Seller shall be obligated to remove or cause the Title Insurer to insure over (i) any liens voluntarily incurred by Seller and (ii) any liens involuntarily incurred by Seller in an aggregate amount not to exceed $10,000, provided Purchaser has raised any of such liens as an objection to title in accordance with this
Section 3(C).

     4.  CLOSING
         -------

          A. Closing Date. The "Closing" of the transaction contemplated by this Agreement (that is, the payment of the Purchase Price, the transfer of title to the Property, and the satisfaction of all other terms and conditions of this Agreement) shall occur at 10:00 a.m. on the fifth (5th) business day following the expiration of the Review Period, at the Chicago, Illinois office of the Title Insurer, or at such other time and place as Seller and Purchaser shall agree in writing. The "Closing Date" shall be the date of Closing. If the date for Closing above provided for falls on a Saturday, Sunday or legal holiday, then the Closing Date shall be the next business day.

          B.  Closing Documents.
              -----------------

               (i) Seller. At Closing, Seller shall execute and deliver to Purchaser the following:

                    (a) a Special Warranty Deed, subject to Permitted Exceptions, and in form acceptable to the Title Insurer;

                    (b) a "special" or "limited" warranty bill of sale sufficient to transfer to Purchaser title to the Tangible Personal Property and expressly disclaiming any warranties other than as to title as aforesaid;

                    (c) a letter advising each tenant under the Leases, and each provider of services under the Service Contracts, of the change in ownership of the Property in the forms attached hereto as Exhibit "C-1" and Exhibit "C-2", respectively;

                    (d) a counterpart of the Assignment and Assumption of Leases, Service Contracts, Security Deposits and Intangibles, in the form attached hereto as Exhibit "C-3";

                    (e) an affidavit stating, under penalty of perjury, Seller's U.S. taxpayer identification number and that Seller is not a foreign person within the meaning of Section 1445 of the Internal Revenue Code; and

                    (f) evidence of the termination of Seller's management contract for the Property with The Rubin Organization, Inc. ("Manager"), effective as of the Closing;

                    (g) a counterpart of the closing statement ("Closing Statement") setting forth the prorations and adjustments to the Purchase Price as required by Section 4(C) below.

          At Closing, possession of the Property, subject to rights of tenants under the Leases, all keys, original Leases, Service Contracts, licenses, sepias, drawings, plans and specifications, tenant correspondence and Estoppel Certificates received by Seller as referenced in Section 12.2 hereafter (all to the extent in the possession or control of Seller) shall be delivered to Purchaser.

          At Closing, Seller shall provide the Title Insurer with Seller's customary ALTA Statement/Owner's Affidavit, Gap Undertaking, and evidence of authority.

               (ii) Purchaser. Purchaser shall execute and deliver or cause to be delivered to Seller at Closing:

                    (a) the funds required pursuant to Section 2(B) above;

                    (b) a counterpart of the Assignment and Assumption of Leases, Service Contracts, Security Deposits and Intangibles, in the form attached hereto as Exhibit "C-3";

                    (c) a counterpart of the Closing Statement.

               (iii) Within the Review Period, Seller and Purchaser shall agree upon the form of all closing documents not set forth as Exhibits hereto. If Seller and Purchaser do not or cannot agree upon the form of all such closing documents within the Review Period, then either party may terminate this Agreement by notice received by the other party within the Review Period. If neither Seller nor Purchaser terminates this Agreement as aforesaid, then Purchaser's or Seller's failure to so terminate within the Review Period shall constitute its acceptance of the form of all closing documents then most recently proposed by Seller.

          C.  Closing Prorations and Adjustments.
              ----------------------------------

               (i) The following items are to be prorated or adjusted (as appropriate) as of the close of business on the Closing Date, it being understood that for purposes of prorations and adjustments, Seller shall be deemed the owner of the Property on such day and Purchaser shall be deemed the owner of the Property as of the Closing Date:

                    (a) 1998 real estate and personal property taxes and assessments (on the basis of the actual taxes paid by Seller for 1997);

                    (b) the "minimum" or "base" rent payable by tenants under the Leases; provided, however, that rent and all other sums which are due and payable to Seller by any tenant but uncollected as of the Closing shall not be adjusted, but Purchaser shall cause the rent and other sums for the period prior to Closing to be remitted to Seller if, as and when collected. At Closing, Seller shall deliver to Purchaser a schedule of all such past due but uncollected rent and other sums owed by tenants. If Purchaser sends any bills, statements or notices of default to tenants, Purchaser shall include the amount of such rent and other sums in the bills, statements or notices, if any, thereafter submitted to the tenants in question after the Closing, and shall continue to do so for twelve (12) months thereafter. Purchaser shall promptly deliver to Seller a copy of each such bill, statement or notice submitted to tenants. Purchaser shall promptly remit to Seller any such rent or other sums paid by scheduled tenants, but only if such tenant is otherwise current in its rent then due or previously due to Purchaser under its Lease. Seller hereby retains the right to pursue tenants for payment of delinquent rent but may not seek to dispossess a tenant, terminate a lease or enforce a landlord lien. With respect to percentage or overage rent (to the extent not set forth on said schedule of past due amounts), Purchaser shall furnish to Seller promptly upon receipt copies of all sales reports received from tenants relative thereto, including, without limitation, (i) all sales reports with respect to any tenants whose lease years have expired as of the Closing but whose sales reports were not available on Closing, and (ii) sales reports of any tenants whose lease year expires after the Closing. The proration for percentage or overage rent to be made by any tenant shall be made in accordance with such tenant's Lease existing as of the Closing and Purchaser shall promptly pay to Seller a prorata portion of such rents, based upon apportionment being made as of the Closing Date, promptly after the date when such rents are received from the applicable tenant;

                    (c) the amount of security deposits paid under the Leases;

                    (d) water, electric, telephone and all other utility and fuel charges, fuel on hand (at cost plus sales tax), and any deposits with utility companies (to the extent possible, utility prorations will be handled by meter readings on the day immediately preceding the Closing Date);

                    (f) amounts due and prepayments under the Service Contracts;

                    (g) assignable license and permit fees; and

                    (h) other similar items of income and expenses of operation.

               (ii) Notwithstanding the foregoing, Seller shall in all events be entitled to retain amounts paid by tenants (referred to herein as "Tenant Reimbursements") for real estate taxes and assessments, merchant association dues, insurance, utilities, water and sewer charges and other common area and operating expenses (collectively, "Tenant Reimbursable Expenses") as of the Closing, and following the Closing and upon Purchaser's completion of the reconciliation of such amounts with tenants for the calendar year 1998 (the "Closing Year"), then:

                    (x) in the event that the amount of Tenant Reimbursements collected by Seller for the Closing Year is less than the amount of Tenant Reimbursable Expenses paid by Seller with respect to the Closing Year and for which Seller is entitled to recover under the terms of the Leases, Purchaser shall (1) to the extent such amounts have already been collected by Purchaser from the tenants, promptly remit such amounts to Seller but only if the applicable tenant is otherwise current in the payment of all obligations due for the period following Closing, and (2) to the extent such amounts have not yet been collected from tenants, Purchaser shall promptly bill the tenants for such amounts and continue to bill such tenants for such amounts each month for six (6) months thereafter, and, promptly upon receipt thereof, pay such amounts to Seller; and

                    (y) in the event that the amount of Tenant Reimbursements collected by Seller for the Closing Year exceeds the amount of Tenant Reimbursable Expenses paid by Seller with respect to the Closing Year and for which Seller is entitled to recover under the terms of the Leases, Seller shall remit such excess amounts directly to the particular tenants entitled thereto, less any amounts due from tenants which are past due.

               (iii) Seller shall be responsible for the reconciliation with tenants of Tenant Reimbursements and Tenant Reimbursable Expenses for the calendar year 1997 (the "Preceding Year"), and (x) in the event the amount of Tenant Reimbursements collected by Seller for the Preceding Year is less than the amount of Tenant Reimbursable Expenses paid by Seller with respect to the Preceding Year and for which Seller is entitled to recover under the terms of the Leases, then Seller shall be entitled to bill such tenants and retain any such amounts due from tenants, and (y) in the event that the amount of Tenant Reimbursements collected by Seller for the Preceding Year exceeds the amount of Tenant Reimbursable Expenses paid by Seller with respect to the Preceding Year and for which Seller is entitled to recover under the terms of the Leases, then, to the extent required under the terms of the Leases, Seller shall remit such excess amounts to the applicable tenants less any amounts due from tenants which are past due.

               (iv) Notwithstanding anything to the contrary contained in this
Section 4, Seller reserves the right (i) to meet with governmental officials and to contest any reassessment governing or affecting Seller's obligations under
Section 4(C)(i) above and (ii) to contest any assessment of the Property or any portion thereof and to attempt to obtain a refund for any taxes previously paid. Seller shall retain all rights with respect to any refund of taxes applicable to any period prior to the Closing Date, provided that Purchaser shall disburse to any tenant not in default under its Lease a portion of such refund as may be due that tenant under its Lease. The remainder of the refund, if any, shall be prorated between Purchaser and Seller as of the proration date provided in
Section 4(C) after deducting therefrom the cost and expenses reasonably incurred in pursuing the appeal and not charged to tenants.


               (v) For purposes of this Section 4(C), the amount of any expense credited by one party to the other shall be deemed an expense paid by that party. If any item of income or expense set forth in this Section 4(C) is subject to final adjustment after Closing, then Seller and Purchaser shall make, and each shall be entitled to, an appropriate reproration to each such item promptly when accurate information becomes available. Any such reproration shall be paid promptly in cash to the party entitled thereto, but in no event shall it be paid later than fifteen (15) months after the Closing Date. The terms of this
Section 4(C), to the extent they call for adjustments, prorations or payments after Closing, shall survive the Closing.

          D.  Transaction Costs.
              -----------------

          Seller shall pay the cost of all transfer taxes, documentary stamps, deed recording charges, escrow fees, the Survey and the basic premium for the owner's title insurance policy (but excluding endorsements), whether or not the Closing occurs. Purchaser shall pay for all endorsements to the owner's title insurance policy, any mortgage tax, intangible tax and any lender's title insurance policy. Seller and Purchaser shall, however, be responsible for the fees of their respective attorneys.

          E.  Possession.
              ----------

          Upon Closing, Seller shall deliver to Purchaser possession of the Property, subject to Permitted Exceptions and such other matters as are permitted by or pursuant to this Agreement.

     5.  CASUALTY LOSS AND CONDEMNATION
         ------------------------------

          If, prior to Closing, the Property or any part thereof shall be condemned or destroyed or damaged by fire or other casualty, Seller shall promptly so notify Purchaser. If the reasonably estimated cost to repair or restore the Property as a result of such condemnation or casualty exceeds Five Hundred Thousand Dollars ($500,000.00) (a "Material Loss"), Purchaser shall have the option to terminate this Agreement by giving notice to Seller within fifteen
(15) days of Seller's request that the option be exercised. If the condemnation, destruction or damage does not result in a Material Loss, or if Purchaser fails to terminate this Agreement following a Material Loss as provided herein, then Seller and Purchaser shall consummate the transaction contemplated by this Agreement notwithstanding such condemnation, destruction or damage. If the transaction contemplated by this Agreement is consummated, Purchaser shall be entitled to receive the condemnation proceeds or settle the loss under all policies of insurance applicable to the destruction or damage and receive the proceeds of insurance applicable thereto, and Seller shall, at Closing, allow Purchaser a credit against the Purchase Price in an amount equal to any applicable deductibles and shall also execute and deliver to Purchaser all customary proofs of loss, assignments of claims and other similar items. If Purchaser elects to terminate this Agreement as a result of a Material Loss, the Earnest Money shall be returned to Purchaser by the Escrowee, in which event this Agreement shall, without further action of the parties, become null and void and neither party shall have any further rights or obligations under this Agreement except as otherwise provided for in Section 9(C) below.

     6.  BROKERAGE
         ---------

          Seller agrees to pay upon Closing (but not otherwise) the brokerage commission due to Ben Carter Associates, Inc. (the "Broker") for services rendered in connection with the sale and purchase of the Property, such commission to be calculated pursuant to the terms of a separate agreement between Seller and Broker. Seller and Purchaser shall each indemnify and hold the other harmless from and against any and all claims of all other brokers and finders claiming by, through or under the indemnifying party and in any way related to the sale and purchase of the Property, this Agreement or otherwise, including, without limitation, attorneys' fees and expenses incurred by the indemnified party in connection with such claim.

     7.  DEFAULT AND REMEDIES
         --------------------

          A. Notwithstanding anything to the contrary contained in this Agreement, if Seller fails to perform in accordance with the terms of this Agreement, then, as Purchaser's sole and exclusive remedy hereunder and at Purchaser's option, either (i) the Earnest Money shall be returned to Purchaser, in which event this Agreement shall be null and void, and neither party shall have any rights or obligations under this Agreement, or (ii) upon notice to Seller not less than ten (10) days after Purchaser becomes aware of such failure, and provided an action is filed within thirty (30) days thereafter, Purchaser may seek specific performance of Seller's obligation to execute and deliver the conveyance documents required of it under this Agreement, but not damages. Purchaser's failure to seek specific performance as aforesaid shall constitute its election to proceed under clause
(i) above.

          B. If Purchaser fails to perform in accordance with the terms of this Agreement, the Earnest Money may be retained by Seller as liquidated damages and as Seller's sole and exclusive remedy, other than those rights that survive as provided in Section 9(C) below. Purchaser and Seller acknowledge and agree that
(1) the Earnest Money is a reasonable estimate of and bears a reasonable relationship to the damages that would be suffered and costs incurred by Seller as a result of having withdrawn the Property from sale and the failure of Closing to occur due to a default of Purchaser under this Agreement; (2) the actual damages suffered and costs incurred by Seller as a result of such withdrawal and failure to close due to a default of Purchaser under this Agreement would be extremely difficult and impractical to determine; (3) Purchaser seeks to limit its liability under this Agreement to the amount of the Earnest Money in the event this Agreement is terminated and the transaction contemplated by this Agreement does not close due to a default of Purchaser under this Agreement; and (4) the Earnest Money shall be and constitute valid liquidated damages.

          C. After Closing, Seller and Purchaser shall, subject to the terms and conditions of this Agreement, have such rights and remedies as are available at law or in equity, except that neither Seller nor Purchaser shall be entitled to recover from the other consequential, exemplary, punitive or special damages.

     8.  CONDITION PRECEDENT
         -------------------

          A. Inspection Period. Subject to the indemnification obligations set forth in the following paragraph, Purchaser shall have until 5:00 p.m. (Chicago time) on the thirty fifth (35th) day after the date hereof within which to inspect the Property (the "Review Period"). During the Review Period, Purchaser shall be entitled to review copies of (i) the Leases, (ii) the most recent real estate tax statements with respect to the Property, (iii) the most recent sewer and water bills with respect to the Property, (iv) the Service Contracts, (v) bills for electricity and for fuel used to operate the heating and air conditioning systems controlled by Seller at the Property covering the previous twelve (12) months, (vi) correspondence between tenants and Seller (as landlord), (except for any of such items that contain privileged information),
(vii) billings to tenants for Tenant Reimbursables and invoices for Tenant Reimbursable Expenses, (viii) any plans for the buildings located on the Property, and (ix) any licenses or permits issued to Seller in connection with the ownership and operation of the Property, all to the extent in Seller's possession and to the extent the same are located at the Property. If Purchaser determines in its sole and absolute discretion that the Property is unsuitable for its purposes and notifies Seller of such decision within the Review Period, the Earnest Money shall be returned to Purchaser, at which time this Agreement shall be null and void and neither party shall have any further rights or obligations under this Agreement, except for the indemnity obligations set forth in Sections 6 and 8(A) hereof which shall survive termination. Purchaser's failure to object within the Review Period shall be deemed a waiver by Purchaser of the condition contained in this Section 8(A).

          Purchaser's right of inspection pursuant to this Section 8(A) above shall be subject to the rights of tenants under the Leases and other occupants and users of the Property. No inspection shall be undertaken without 24 hours prior notice to Seller. Seller shall have the right to be present at any or all inspections. Neither Purchaser nor its agents or representatives shall contact any tenants without 24 hours prior notice to Seller, and Seller shall have the right to be present for all such tenant interviews. Notwithstanding the foregoing, Seller need not be present for offsite discussions with national and regional tenants. No inspection shall involve the taking of samples or other physically invasive procedures without the prior consent of Seller. Notwithstanding anything to the contrary contained in this Agreement, Purchaser shall restore the Property to its condition existing prior to its entry thereon, and shall indemnify, defend and hold Seller and its employees and agents, and each of them, harmless from and against any and all losses, claims, damages and liabilities (including, without limitation, attorneys' fees incurred in connection therewith) arising out of or resulting from Purchaser's exercise of its rights under this Agreement, including, without limitation, its right of inspection as provided for in this Section 8(A) above. The terms of this Section 8(A) shall survive the termination of this Agreement and the Closing.

          Notwithstanding anything to the contrary contained herein, subject to the conditions described below, Seller hereby consents to Purchaser, through its consultant Clayton Environmental Consultants ("Clayton"), performing the following physically invasive work within Unit 1120 of the Property (the "Work"): core holes in the floor slab in two locations, obtain two samples of soil (one from each location) between two and four feet below the floor slab. Seller's consent is conditioned upon the following: (i) Purchaser shall be responsible, at its sole cost and expense, for compliance with all applicable laws and regulations in connection with the Work; (ii) prior to initiating the Work, Purchaser shall provide Seller with evidence that Clayton maintains insurance (with Seller as an additional named insured) with at least the following limits (a) comprehensive general liability insurance with a limit of at least $1,000,000, (b) professional errors and omissions insurance with a limit of at least $1,000,000, and (c) worker compensation insurance with at least the statutorily mandated limit; (iii) Purchaser agrees that the results of the Work shall be held by Purchaser as confidential information and shall not be disclosed to any other party, other than Purchaser's lenders and as may be required by law, without the prior written consent of Seller; and (iv) Purchaser agrees that at the conclusion of the Work, the site shall be left in substantially the same condition as it was prior to the Work, and all equipment and waste generated during the Work shall be removed at Purchaser's sole cost and expense.

          B.  Estoppel Certificates.
              ---------------------

               (i) Seller shall request estoppel certificates ("Estoppel Certificates") be returned by all tenants prior to Closing. As a condition of Closing, Purchaser shall have received Estoppel Certificates dated no more than forty-five (45) days prior to Closing, from (i) Marshalls, (ii) Service Merchandise Company, Inc. ("Service"), (iii) Books-A-Million, (iv) Specs, and
(v) any four (4) of the other ten (10) tenants (individually a "Minor Tenant" and together "Minor Tenants") occupying rentable space leased as of the date of Closing pursuant to valid and existing Leases and in the form and content as set forth herein (the aforesaid acceptable Estoppel Certificates to be delivered are collectively referred to as the "Required Estoppel Certificates"). The Estoppel Certificates shall be in the form of Exhibit "D" attached hereto (the "Form Tenant Estoppel Certificate"), provided that an Estoppel Certificate shall be deemed an acceptable Estoppel Certificate for purposes of this Section 8(B) if
(a) the Estoppel Certificate contains the qualification by the tenant of any statement as being subject to materiality or to the best of its knowledge, or as being subject to any similar qualification, (b) the Estoppel

Certificate is otherwise in a form permitted under the applicable Lease, (c) any tenant with national operations delivers an Estoppel Certificate in the standard form typically issued by such tenant, or (d) the Estoppel Certificate contains any allegations by the tenant as to physical deficiencies at the Property. In addition, the Estoppel Certificate from Service shall be deemed acceptable notwithstanding any exception taken regarding Service's right of first offer on the Property.

               (ii) In addition to the foregoing, for any Minor Tenant that has not returned an Estoppel Certificate, at Closing, Seller shall deliver to Purchaser a "Landlord Certificate" for any such tenant. Any such Landlord Certificate shall be deemed to be an Estoppel Certificate for purposes of the condition set forth in the preceding paragraph. Seller's liability under any Landlord Certificate shall terminate upon the sooner of: (a) the termination or amendment of the applicable Lease (provided such termination is not the direct result of a default or alleged default of the Lease pursuant to a landlord-tenant controversy), (b) when Purchaser subsequently obtains an Estoppel Certificate for the applicable tenant in the form required hereunder, or (c) the six (6) month anniversary of the Closing. The Tenant Certificates and Landlord Certificates shall confirm, subject to the terms of the Leases, that the tenancies of the applicable tenants are in substantial conformity with the terms of their Leases, and that, to tenant's knowledge or Seller's knowledge, as the case may be, no event of default exists which would entitle tenant to terminate its Lease.

               (iii) In the event that Seller is unable to provide to Purchaser the Required Estoppel Certificates on or before Closing, or if any Estoppel Certificate is not in conformity with the provisions of this Section 8(B) in any material respect, then Purchaser shall elect on or before the Closing:

                    (a) elect not to purchase the Property, in which event the Earnest Money shall be returned to Purchaser, at which time this Agreement shall be null and void and neither party shall have any further rights or obligations under this Agreement, except for the indemnity obligations set forth in Sections 6 and 8(A) hereof which shall survive termination, or

                    (b) elect to purchase the Property notwithstanding Seller's inability to provide the Required Estoppel Certificates, in which event Purchaser shall be deemed to have waived the condition contained in this
     Section 8(B), and Seller's representations and warranties in Section 9 below shall be deemed to be modified by any information or disclosures contained in such Estoppel Certificate.

          C. Accuracy of Seller's Representations and Warranties. As a condition to Purchaser's obligation to close hereunder, each of Seller's representations and warranties set forth in Section 9 below shall be true and correct as of the Closing, as modified by any "Pre-Closing Disclosures" (as defined in Section 9(B) below). Notwithstanding the foregoing, if Seller makes any Pre-Closing Disclosure to Purchaser, Purchaser shall have the right to terminate this Agreement and receive the return of the Earnest Money by delivering written notice thereof to Seller on or before the earlier of (i) the Closing, or (ii) the fifth (5th) business day after Purchaser receives written notice of such Pre-Closing Disclosure. If Purchaser does not terminate this Agreement pursuant to its rights under this Section 8(C), then such representations and warranties shall be deemed modified to conform them to the Pre-Closing Disclosure.

          D. Waivers. The obligations of Seller and Purchaser to consummate the transaction contemplated hereunder are expressly conditioned upon Seller's receipt of a waiver of certain rights to purchase the Property held by Service. In the event Service exercises its right to purchase the Property, then upon Seller's delivery of written notice to Purchaser, this Agreement shall be terminated and Purchaser shall be entitled to the return of the Earnest Money, and thereupon, neither party shall have any rights or obligations hereunder, except as provided under Section 8(A).

     9.  SELLER'S REPRESENTATIONS, WARRANTIES AND COVENANTS
        --------------------------------------------------

          A. Subject to Section 9(C) below, Seller represents and warrants to Purchaser that, as of the date of this Agreement:

               (i) Authorization to Own and Convey Property. Seller is authorized to own and convey title to land in the State in which the Property is located.

               (ii) Organization and Authority. Seller is a limited partnership duly organized and in good standing under the laws of the State of Florida. Seller has the power and authority under (a) Seller's limited partnership agreement, and (b) the articles of incorporation and bylaws of Seller's general partner (the instruments described in (a) and (b) above being referred to as "Seller's Organizational Documents"), to sell, transfer, convey and deliver the Property to be sold and purchased hereunder, and all action and approvals required thereunder have been duly taken and obtained.

               (iii) No Breach. The execution and delivery of this Agreement, the consummation of the transactions provided for herein and the fulfillment of the terms hereof will not result in a breach of any of the terms or provisions of, or constitute a default under, any provision of Seller's Organizational Documents.

               (iv) Service Contracts. There are no Service Contracts affecting the Property except as listed in Exhibit "E" attached to this Agreement and except for any Permitted Exceptions that constitute or might be deemed to constitute Service Contracts. Seller has paid all amounts currently due and payable under the Service Contracts. Except as set forth in Exhibit "E", each of the Service Contracts is valid and binding and Seller has not received nor issued any written notice which remains outstanding as of the date hereof regarding the material breach of or material default under any such Service Contract by Seller or any other party thereto.

               (v) Leases. Attached hereto as Exhibit "F" to the best of Seller's Actual Knowledge is a true and accurate rent roll for the Property setting forth the name of each tenant under each of the Leases affecting the Property as of the date hereof, the space occupied by each tenant, the monthly base rent and additional rent payable pursuant to each tenant's Lease, and the approximate square footage demised under the particular Lease. Seller shall be deemed to have actual knowledge of terms contained in any Lease or amendment thereto executed by Equity Properties and Development Limited Partnership, an Illinois limited partnership d/b/a Equity Properties and Development Limited Partnership (Illinois), as agent for First Capital Income Properties, Ltd. - Series IX, a Florida limited partnership. There are no leasing commissions due nor will any become due in connection with any Lease or the renewal thereof, and no understanding or agreement exists in regard to payment of any leasing commissions or fees for future Leases.

               (vi) Notices. Except as listed on Exhibit "G" attached to this Agreement, Seller has not received from any governmental authority written notice of any violation of any municipal, state or federal law, rule or regulation (including those pertaining to environmental matters), or the lack of any required permit or license, which notice has not been cured or is still outstanding.

               (vii) Condemnation. Seller has not received from any governmental authority any written notice of any condemnation of the Property or any part thereof.

               (viii) Litigation. Except as set forth on Exhibit "H" attached hereto, Seller has not been served with any litigation which is still pending with respect to its ownership or operation of the Property.

               (ix) Tangible Personal Property. Seller owns all of the Tangible Personal Property free and clear of any conditional bills of sale, chattel mortgages, security agreements or financing statements or other liens or security interests of any kind (collectively "Liens"), except for Liens which will be released as of the Closing.

               (x) Seller has no on-site employees or hired persons in connection with the management, operation or maintenance of the Property other than its management and leasing agent, Rubin. Purchaser shall have no obligation, liability or responsibility to Rubin with respect to charges, salaries, vacation pay, fringe benefits or like items subsequent to Closing, nor with respect to any management or employment agreements with Rubin.

               (xi) Subject to Section 8(D), neither the execution and delivery of this Agreement nor the consummation of the transaction herein contemplated will result in a breach of or constitute (with or without the giving of notice or the passing of time, or both) a default under any Lease.

          As used herein, the term "Seller's Actual Knowledge" shall mean and be limited to the actual (and not constructive) current knowledge of Robert Tanaka and George Touras, Assistant Vice President and Executive Vice President, respectively, of Equity Properties and Development Limited Partnership. It is expressly understood and agreed that neither Robert Tanaka nor George Touras shall have any personal liability or obligation whatsoever with respect to this Agreement and/or the representations and warranties set forth herein.

          B. As of Closing, Seller shall be deemed to remake and restate the representations set forth in Section 9(A)(ii) through Section 9(A)(iv), and
Section 9(A)(v) through Sections 9(A)(ix) above, except that the representations shall be updated by delivering written notice to Purchaser in order to reflect any fact, matter or circumstance which Seller's Chicago, Illinois representatives become aware of that would make any of Seller's representations or warranties contained herein untrue or incorrect (any such disclosure being referred to as a "Pre-

Closing Disclosure"). Notwithstanding the foregoing, the obligation to update the representations and warranties as provided herein shall not relieve Seller from liability (if any) under any other provision of this Agreement.

          C. The representations and warranties set forth in Section 9(A)(i) shall not survive the Closing. The remaining representations and warranties set forth in Section 9(A), subject to modifications thereto as a result of any Pre-Closing Disclosure, and the covenants of Seller set forth in Section 9(D) below, shall survive the Closing, but only for a period of six (6) months thereafter, and not otherwise. Except as provided for in Sections 4(C)(iv), 6, 8(A), and this Section 9(C), the obligations of the parties under this Agreement shall not survive the Closing or any termination of this Agreement.

          D. Between the date of this Agreement and Closing (or earlier termination of this Agreement), Seller hereby covenants and agrees with Purchaser that:

               (i) Seller shall not remove any item of Tangible Personal Property except as may be required for repair or replacement or to retire obsolete property.

               (ii) Seller shall keep all existing insurance for the Property (or coverage substantially equivalent thereto) in full force and effect.

               (iii) From and after the date hereof through the expiration of the Review Period, Seller may enter into any modification, amendment, restatement or renewal of any Lease, or new Service Contract, or any modification, amendment, restatement or renewal of any existing Service Contracts (collectively, "New Agreements") without Purchaser's consent, so long as Seller delivers a copy of any New Agreements to Purchaser at least five (5) days prior to the expiration of the Review Period. Following the expiration of the Review Period, Seller shall not enter into any New Agreement without Purchaser's prior written consent, which will not be unreasonably withheld or delayed, and provided that if Purchaser does not respond in writing to Seller's request for approval or disapproval of a New Agreement within five (5) days after Purchaser's receipt of Seller's request, Purchaser shall be conclusively deemed to have approved of such New Agreement.

               (iv) Seller shall use commercially reasonable efforts to operate and maintain the Property in a manner generally consistent with the manner in which Seller has operated and maintained the Property prior to the date hereof, but in no event shall Seller be obligated to make any capital repairs, replacements or improvements.

     10.  MISCELLANEOUS
          -------------

          A. All understandings and agreements heretofore had between Seller and Purchaser with respect to the Property are merged in this Agreement, which alone fully and completely expresses the agreement of the parties. Purchaser acknowledges that it has inspected or will inspect the Property and that it accepts same in its "as is" condition subject to use, ordinary wear and tear and natural deterioration. Purchaser further acknowledges that, except as expressly provided in this Agreement, neither Seller nor any agent or representative of Seller has made, and Seller is not liable for or bound in any manner by, any express or implied warranties, guaranties, promises, statements, inducements, representations or information pertaining to the Property.

          B. Neither this Agreement nor any interest hereunder shall be assigned or transferred by Purchaser, except to an entity which is owned and controlled by Purchaser. Seller may assign or otherwise transfer its interest under this Agreement. As used in this Agreement, the term "Seller" and "Purchaser" shall be deemed to include any permitted assignee or other transferee of any Seller or Purchaser, as the case may be. Upon any such transfer by a Seller or Purchaser, such original Seller or Purchaser, as the case may be, shall remain liable for the obligations of Seller or Purchaser, as the case may be, under this Agreement. Subject to the foregoing, this Agreement shall inure to the benefit of and shall be binding upon Seller and Purchaser and their respective successors and assigns.

          C. This Agreement shall not be modified or amended except in a written document signed by Seller and Purchaser.

          D. Time is of the essence of this Agreement.

          E. This Agreement shall be governed and interpreted in accordance with the laws of the State of Florida.

          F. All notices, requests, demands or other communications required or permitted under this Agreement shall be in writing and delivered personally, by certified mail, return receipt requested, postage prepaid, by overnight courier (such as Federal Express), or by facsimile transmission (with a copy to follow by either overnight courier or certified mail, return receipt requested, postage prepaid), addressed as follows:


               1.   If to Seller:

                    First Capital Income Properties, Ltd. - Series IX c/o Equity Properties & Development LP
                    Two North Riverside Plaza
                    Suite 600
                    Chicago, Illinois 60606
                    Attention: George Touras, Esq.

                    With a copy to:

                    Rosenberg & Liebentritt, P.C.
                    Suite 1600
                    Two North Riverside Plaza
                    Chicago, Illinois 60606
                    Attention: Janet A. Lindeman, Esq.

               2.  If to Purchaser:

                   KRC Acquisitions Corp.
                   c/o Kimko Realty Corporation
                   3333 New Hyde Park Road
                   New Hyde Park, New York 11042
                   Attention: Edward Senenman


                   With a copy to:

                   Kimko Realty Corporation
                   3333 New Hyde Park Road
                   New Hyde Park, New York 11042
                   Attention: Elliott P. Joseph, Esq.

All notices given in accordance with the terms hereof shall be deemed received forty-eight (48) hours after posting, or when delivered personally or otherwise received. Either party hereto may change the address for receiving notices, requests, demands or other communication by notice sent in accordance with the terms of this Section 10(F).

          G. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, IT IS UNDERSTOOD AND AGREED THAT NEITHER SELLER NOR ANY OF SELLER'S PARTNERS, SHAREHOLDERS, BENEFICIARIES, AFFILIATES, ADVISORS, DIRECTORS, OFFICERS, EMPLOYEES, AGENTS, ACCOUNTANTS, MANAGERS, BROKERS, ATTORNEYS, OR ASSIGNS (SUCH PARTIES BEING REFERRED TO AS "SELLER'S AFFILIATES") IS MAKING AND HAS NOT AT ANY TIME MADE ANY WARRANTIES OR REPRESENTATIONS OF ANY KIND OR CHARACTER, EXPRESSED OR IMPLIED, WITH RESPECT TO THE PROPERTY, INCLUDING BUT NOT LIMITED TO, ANY WARRANTIES OR REPRESENTATIONS AS TO HABITABILITY, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, TITLE, ZONING, TAX CONSEQUENCES, LATENT OR PATENT PHYSICAL OR ENVIRONMENTAL CONDITION, UTILITIES, OPERATING HISTORY OR PROJECTIONS, VALUATION, GOVERNMENTAL APPROVALS, THE COMPLIANCE OF THE PROPERTY WITH GOVERNMENTAL LAWS, THE TRUTH, ACCURACY OR COMPLETENESS OF THE PROPERTY INFORMATION OR ANY OTHER INFORMATION PROVIDED BY OR ON BEHALF OF SELLER TO PURCHASER, OR ANY OTHER MATTER OR THING REGARDING THE PROPERTY. PURCHASER ACKNOWLEDGES AND AGREES THAT UPON CLOSING SELLER SHALL SELL AND CONVEY TO PURCHASER AND PURCHASER SHALL ACCEPT THE PROPERTY "AS IS, WHERE IS, WITH ALL FAULTS". EXCEPT TO THE EXTENT EXPRESSLY PROVIDED OTHERWISE IN THIS AGREEMENT, PURCHASER HAS NOT RELIED AND WILL NOT RELY ON, AND NEITHER SELLER NOR ANY OF SELLER'S AFFILIATES IS LIABLE FOR OR BOUND BY, ANY EXPRESSED OR IMPLIED WARRANTIES, GUARANTIES, STATEMENTS, REPRESENTATIONS OR INFORMATION PERTAINING TO THE PROPERTY OR RELATING THERETO (INCLUDING SPECIFICALLY, WITHOUT LIMITATION, PROPERTY INFORMATION PACKAGES DISTRIBUTED WITH RESPECT TO THE PROPERTY) MADE OR FURNISHED BY SELLER OR SELLER'S AFFILIATES, TO WHOMEVER MADE OR GIVEN, DIRECTLY OR INDIRECTLY, ORALLY OR IN WRITING, UNLESS SPECIFICALLY SET FORTH IN THIS

AGREEMENT. PURCHASER REPRESENTS TO SELLER THAT PURCHASER HAS CONDUCTED, OR WILL CONDUCT PRIOR TO CLOSING, SUCH INVESTIGATIONS OF THE PROPERTY, INCLUDING BUT NOT LIMITED TO, THE PHYSICAL AND ENVIRONMENTAL CONDITIONS THEREOF, AS PURCHASER DEEMS NECESSARY TO SATISFY ITSELF AS TO THE CONDITION OF THE PROPERTY AND THE EXISTENCE OR NONEXISTENCE OR CURATIVE ACTION TO BE TAKEN WITH RESPECT TO ANY HAZARDOUS OR TOXIC SUBSTANCES ON OR DISCHARGED FROM THE PROPERTY, AND WILL RELY SOLELY UPON SAME AND NOT UPON ANY INFORMATION PROVIDED BY OR ON BEHALF OF SELLER OR ITS AGENTS OR EMPLOYEES WITH RESPECT THERETO, OTHER THAN SUCH REPRESENTATIONS AND COVENANTS OF SELLER AS ARE EXPRESSLY SET FORTH IN THIS AGREEMENT.

          PURCHASER, ITS SUCCESSORS AND ASSIGNS, HEREBY WAIVE, RELEASE AND AGREE NOT TO MAKE ANY CLAIM OR BRING ANY COST RECOVERY ACTION OR CLAIM FOR CONTRIBUTION OR OTHER ACTION OR CLAIM AGAINST SELLER OR SELLER'S AFFILIATES BASED ON (A) ANY FEDERAL, STATE, OR LOCAL ENVIRONMENTAL OR HEALTH AND SAFETY LAW OR REGULATION, INCLUDING THE COMPREHENSIVE ENVIRONMENTAL RESPONSE COMPENSATION AND LIABILITY ACT OF 1980, AS AMENDED, AND REGULATIONS PROMULGATED THEREUNDER, OR ANY STATE EQUIVALENT, OR ANY SIMILAR LAW NOW EXISTING OR HEREAFTER ENACTED,
(B) ANY DISCHARGE, DISPOSAL, RELEASE, OR ESCAPE OF ANY CHEMICAL, OR ANY MATERIAL WHATSOEVER, ON, AT, TO, OR FROM THE PROPERTY; OR (C) ANY ENVIRONMENTAL CONDITIONS WHATSOEVER ON, UNDER, OR IN THE VICINITY OF THE PROPERTY.

          I. In any lawsuit or other proceeding initiated by Purchaser under or with respect to this Agreement, Purchaser waives any right it may have to trial by jury. In addition, Purchaser waives any right to seek rescission of the transaction provided for in this Agreement.

          J. Except as may be required by law, and without the prior written consent of Seller, unless the Closing occurs, Purchaser shall not disclose to any third party (including, but not limited to, any press release, publicity, or advertising promotion) the existence of this Agreement or any term or condition thereof or the results of any inspections or studies undertaken in connection herewith.

          K. If for any reason Purchaser does not consummate the Closing, then Purchaser shall, upon Seller's request, (i) return to Seller all information and materials provided by Seller to Purchaser relating to the Property, and (ii) deliver to Seller a copy of any and all studies, reports, surveys and other information, data and/or documents relating to the Property or any part thereof prepared by or at the request of Purchaser, its employees and agents.

          L. Seller and Purchaser hereby designate Escrowee to act as and perform the duties and obligations of the "reporting person" with respect to the transaction contemplated by this Agreement for purposes of 26 C.F.R. Section 1.6045-4(e)(5) relating to the requirements for information reporting on real estate transaction closed on or after January 1, 1991. In this regard, Seller and Purchaser each agree to execute at Closing, and to cause the Escrowee to execute at Closing, a Designation Agreement, designating Escrowee as the reporting person with respect to the transaction contemplated by this Agreement.

          M. After Closing, Seller shall not be liable to Purchaser in respect of obligations under this Agreement, or under any agreement or instrument delivered by Seller pursuant to this Agreement, which survive Closing for any amounts in excess of Two Hundred Fifty Thousand Dollars ($250,000.00) in the aggregate, or for any amounts less than Five Thousand Dollars ($5,000.00) in the aggregate, Purchaser hereby waiving any and all claims it may have to such recoveries in excess of, or less than, the foregoing amounts. The foregoing limitations shall apply only to liabilities admitted by Seller to exist or proven by Purchaser to exist through the final adjudication thereof in an appropriate judicial proceeding, and not to reprorations made pursuant to
Section 4(C)(ii) above.

          N. Purchaser agrees that it does not have and will not have any claims or causes of action against any of Seller's Affiliates arising out of or in connection with this Agreement or the transactions contemplated hereby. Purchaser agrees to look solely to Seller and its assets (exclusive of any right to compel performance of obligations to contribute capital) for the satisfaction of any liability or obligation arising under this Agreement or the transactions contemplated hereby, or for the performance of any of the covenants, warranties or other agreements contained herein, and further agrees not to sue or otherwise seek to enforce any personal obligation against any of Seller's Affiliates with respect to any matters arising out of or in connection with this Agreement or the transactions contemplated hereby. Without limiting the generality of the foregoing provisions of this Section 10(N), Purchaser hereby unconditionally and irrevocably waives any and all claims and causes of action of any nature whatsoever it may now or hereafter have against Seller's Affiliates, and hereby unconditionally and irrevocably releases and discharges Seller's Affiliates from any and all liability whatsoever which may now or hereafter accrue in favor of Purchaser against Seller's Affiliates, in connection with or arising out of this Agreement or the transactions contemplated hereby. Notwithstanding anything to the contrary contained herein, but subject to the limitations described in
Section 10(M) above and any other limitations regarding survival contained in this Agreement, Purchaser shall have the right to pursue the general partner of Seller, First Capital Financial Corporation, a Florida corporation, for any claim arising under this Agreement that it has against Seller. The provisions of this Section 10(N) shall survive the termination of this Agreement and the Closing.

          O. This Agreement may be executed in any number of counterparts, any or all of which may contain the signatures of less than all of the parties, and all of which shall be construed together as a single instrument.

          P. Neither party shall record this Agreement or a memorandum thereof.

          Q. Pursuant to Section 404.05618, Florida Statues (1988), the following notification regarding radon gas is hereby made, and all parties executing this Agreement acknowledge receipt of this notification:

              Radon Gas: "Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida.

               Additional information regarding radon and radon testing may be obtained from your county public health unit".


     IN WITNESS WHEREOF, Seller and Purchaser have executed and delivered this Agreement as of the date first above written.


SELLER:                                             PURCHASER:
-------                                             ----------

FIRST CAPITAL INCOME PROPERTIES,                    KRC ACQUISITION CORP.,
LTD. - SERIES IX, a Florida limited partnership     a Delaware corporation

     By: First Capital Financial Corporation,
         a Florida corporation, its general
         partner                                     By: _______________________
                                                    Its: _______________________


         By: __________________________
         Its: _________________________

                                    EXHIBITS
                                    --------

                             A    Legal Description
                             B    Permitted Exceptions
                             C-1  Notice to Tenants
                             C-2 Notice to Providers under Service Contracts C-3 Assignment and Assumption of Leases, Service
                                  Contracts and Security Deposits
                             D    Form Tenant Estoppel Certificate
                             E    Service Contracts
                             F    Rent Roll
                             G    Notices of Violations
                             H    Litigation

                                   EXHIBIT A


                               LEGAL DESCRIPTION
                               -----------------

                                 (see attached)

                                   EXHIBIT B


                              PERMITTED EXCEPTIONS
                              --------------------


1.   Acts of Purchaser, and those claiming by, through and under Purchaser.

2.   General and special taxes and assessments not yet delinquent.

3. Rights of tenants under the Leases, and those claiming by, through and under said tenants.

4. Zoning, building and other governmental and quasi-governmental laws, codes and regulations.

5. Any adverse claim to any portion of the Property which has been created by artificial means or has accreted to any such portion so created and riparian rights, if any.

6. Covenants, conditions, restrictions, and private or public utility easements of record together with easements or claims of easements not shown by the public records.

7. Encroachments, overlaps, boundary line disputes, or other matters which would be disclosed by an accurate survey or inspection of the Property.

                                  EXHIBIT C-1

                               NOTICE TO TENANTS
                               -----------------


                                               ___________, 1998



     Re:  Sale of ___________________ Office Building
          _________, _____________ (the "Property")

Dear Tenant:

     This is to notify you that the Property has been sold to _________________________ and that ____________________________ has been retained by the new owner as managing agent of the building.

     Any security or other deposits and any prepaid rents under your lease have been transferred to the new owner.

     Effective immediately, all rental payments, notices to the Landlord, and correspondence pursuant to your lease should be mailed to the following address:
_______________________________________________________________.

                                 Very truly yours,

                                 __________________________________
                                 as agent for Seller


                                 By:_______________________________

                                 Its:______________________________

                                  EXHIBIT C-2

                     NOTICE TO PARTIES TO SERVICE CONTRACTS
                     --------------------------------------


                                                 ______________, 1998



     Re:  Sale of ___________________ Office Building
          _________, _____________ (the "Property")

Dear Service Provider:

     This is to notify you that the Property has been sold to _______________________ ("Purchaser"). Purchaser has assumed all of the obligations of the undersigned under the service contracts as of the date hereof. All notices to Purchaser should be sent to Purchaser at the office of the building, and should be sent or delivered to such address in the manner provided in the service contract.

                                 Very truly yours,

                                 __________________________________
                                 as agent for Seller


                                 By:_______________________________

                                 It:_______________________________

                                  EXHIBIT C-3

            ASSIGNMENT AND ASSUMPTION OF LEASES, SERVICES CONTRACTS,
            --------------------------------------------------------
                       SECURITY DEPOSITS AND INTANGIBLES
                       ---------------------------------

     For valuable consideration, the receipt and sufficiency of which are hereby acknowledged, ____________________________ ("Assignor") hereby assigns to ____________________________ ("Assignee") with an office and place of business at ______________________________, all of Assignor's right, title and interest as of the date hereof in and to (1) the leases ("Leases") (subject to Seller's rights and obligations as contained in Section 4(C) of that certain Real Estate Sale Agreement by and between Assignor and Assignee dated January __, 1998) and security deposits ("Security Deposits") described in Exhibit B attached hereto relating to certain real property known as ________________________ located in ___________, ______________ and more particularly described in Exhibit A attached hereto (the "Land"); (2) the service contracts set forth on Exhibit C attached hereto ("Service Contracts"), (3) any license, permits, warranties pertaining exclusively to the Land and the buildings and improvements currently located thereon.

     Assignee hereby accepts such assignment and hereby assumes and agree to be bound by and to perform, as of the date hereof, the Assignor's obligations, covenants and agreements under each of the Leases and Service Contracts, and Assignee further assumes all liability of Assignor for the proper refund or return of the Security Deposits if, when, and as required by the terms of the Leases or otherwise by law. In addition, Assignee agrees to pay all brokerage fees and leasing commissions payable from and after the date hereof in connection with any of the Leases, including any fees or commissions payable upon the renewal or extension of any of the Leases;

     This Assignment and Assumption may be executed and delivered in any number of counterparts, each of which so executed and delivered shall be deemed to be an original and all of which shall constitute one and the same instrument.

     IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment and Assumption effective as of this ____ day of ____________, 1998.

                                 ASSIGNOR:

                                 _________________________________

                                 By:______________________________
                                 Its:_____________________________

                                 ASSIGNEE:

                                 _________________________________


                                 By:______________________________
                                 Its:_____________________________

                                   EXHIBIT D

                        FORM TENANT ESTOPPEL CERTIFICATE
                        --------------------------------


____________________________
c/o Equity _____________
Two North Riverside Plaza
Suite ____
Chicago, Illinois 60606
Attn: _______________


___________________________
___________________________
___________________________
___________________________


                     Re:   ____________________ ("Tenant")


Ladies and Gentlemen:

     At the request of _______________________________, a __________________
("Landlord"), made in connection with the proposed sale of the __________________ Shopping Center, ________________________________ (the
"Property") and Landlord's interest in the "Lease" (as hereinafter defined) to _______________________________ ("Purchaser"), Tenant hereby certifies to
Landlord and Purchaser as follows:

1. Tenant is the lessee under a lease with Landlord, dated __________, 19___, [as amended by _________________, dated __________, 19___ (collectively, the "Lease")][(the "Lease")] for suite(s) _______ on the ________ floor(s) at the Property (the "Premises").

2. The Lease sets forth the entire agreement between Landlord and Tenant with respect to the Premises, is in full force and effect and has not been amended, modified or extended.

3. The monthly [base][minimum] rent of $________ due under the Lease has been paid through _______, 199_ and all additional rent (consisting of $_________ per month for estimated operating expenses and estimated real estate taxes) due under the Lease has been paid through ______________, 199_.

4.   To Tenant's knowledge, Landlord is not in default under the Lease.

5.   The expiration date of the Lease is ____________________, 19___.

6. The amount of the security deposit currently held by Landlord under the Lease is $ _______________.

7.   There is no prepaid rent, except $ _____________.

8. Tenant has not assigned any of its interest in the Lease or subleased all or any portion of the Premises, except as follows: _______________________.

9. To Tenant's knowledge, the undersigned has no defenses, counterclaims, set-offs or concessions against rent or charges due or to become due under the Lease.

10. Tenant has accepted the Premises and [has commenced payment of full rent] [or] [is entitled to _____ month's abatement of base rent, as of the date hereof] under the Lease and is the owner and holder of the entire lessee's interest in the Lease.

11. To Tenant's knowledge, all work required to be performed by Landlord as of the date hereof with respect to the Lease and in connection with the Premises has been completed by Landlord.

12. Tenant has no right or option pursuant to the Lease or otherwise to purchase all or any part of the Premises or the Property.

13. This Tenant Estoppel Certificate (this "Certificate") shall inure to the benefit of Landlord, Purchaser and their successors and assigns.

14. The individual executing this Certificate on behalf of Tenant is duly authorized to execute this Certificate.


                                    Very truly yours,


                                    _______________________________ , Tenant



                                    By:_____________________________________
                                    ________________________ , Title

                                    Date:____________________________, 1998

                                   EXHIBIT E

                               SERVICE CONTRACTS
                               -----------------

                                 (see attached)

                                   EXHIBIT F

                                   RENT ROLL
                                   ---------

                                 (see attached)

                                   EXHIBIT G

                             NOTICES OF VIOLATIONS
                             ---------------------

                                     None.

                                   EXHIBIT H

                                   LITIGATION
                                   ----------

     Olympia Barbour and John Barbour v. First Capital Income Properties, Ltd. - Series IX, a Florida limited partnership d/b/a Shoppes of West Melbourne and Phar-Mor of Florida, Inc., Circuit Court of the Eighteenth Judicial Circuit, Brevard County, Florida, Case No. 97 05496 CA X. Plaintiff, Olympia Barbour, alleges she slipped and fell on oily substance outside the Phar-Mor retail store.